Exhibit 32.1

         Certification of Chief Executive Officer of FirstBank NW Corp. Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002


     In connection with the accompanying Annual Report on From 10-K of FirstBank NW Corp. ("the Company") for the year ended March 31, 2005 (the "Report"), I, Clyde E. Conklin, Chief Executive Officer of the Company, hereby certify pursuant to 19 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          o The Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities and Exchange Act of 1934, as amended, and

          o The information contained in the Report fairly presents, in all material respects, the Company's financial condition and results of operations.




     /s/ CLYDE E. CONKLIN
     -------------------------------------------
     Clyde E. Conklin, Chief Executive Officer

     Dated:  June 10, 2005